Exhibit 10.10

THIS LEASE is made as of the 1st day of December, 1993

B E T W E E N:

The Cadillac Fairview Corporation limited

(the “Landlord”)

- and -

Custom Pharmaceuticals and Promix Laboratories, Divisions of Patheon Inc.

(the ‘Tenant”)

ARTICLE I

PREMISES - TERM AND USE

1.01 Grant and Premises In consideration of the performance by the Tenant of its obligations under this lease, the Landlord leases the Premises to the Tenant for the Term.

1.02 Term The Term of this lease shall commence on the earlier of: (i) the date on which this lease is fully executed by the Landlord and the Tenant; and (ii) the date on which the Tenant is entitled to possession of the Premises, and it shall expire on the last day of June, 2004.

1.03 Construction of Premises

(a) The Landlord shall pay to the Tenant, without deduction or set-off of any kind, a cash allowance net of GST (the “Allowance”) of $120,000 to be applied to the construction of the Leasehold Improvements. The Allowance shall be payable by the Landlord to the Tenant within 3 business days of the later of the following:

(i)	upon waiving of all conditions contained in the Lease Proposal;

(ii)	execution of this lease by the Landlord and the Tenant;

(iii)	the Commencement Date; and

(iv)	occupancy of the Premises by the Tenant.

(b) The Tenant may make all alterations and improvements to the Premises, as outlined in Schedule “B” of the Lease Proposal, subject to Section 9 of the Lease Proposal.

(c) The Landlord represents and warrants that the Building including the roof and all structural components thereof and all mechanical and electrical systems are in good operating condition on the Commencement Date and the Landlord shall remove, prior to the Commencement Date, the remnants of the previous exterior sign.

1.04 Use and Conduct of Business The Premises shall be used principally for general office, production/manufacturing, warehousing and distribution of pharmaceutical products, including ancillary uses as required by the Tenant and for no other purpose. The Tenant shall conduct its business in the Premises in a reputable and first class manner.

ARTICLE II

RENT

2.01 Covenant to Pay

(a) Except as may be provided in Section 2.02, the Tenant shall pay Rent from the Commencement Date without prior demand and without any deduction, abatement, set-off or compensation. If the Commencement Date is not on the first day of a calendar month, or the first or last Fiscal Year of the Term comprises less than 12 calendar months, then Rent for such month and such Fiscal Years shall be pro-rated on a per diem basis, based upon a period of 365 days.

(b) The Tenant will deliver to the Landlord on each Fiscal Year end throughout the Term, a series of monthly post-dated cheques for the next ensuing twelve month period, for the total of the monthly payments of Net Rent and any Additional Rent estimated by the Landlord in advance. Notwithstanding the foregoing, so long as the Tenant is Patheon Inc., is in possession of and conducting its business in the whole of the Premises and there is no Event of Default, the requirement to present post-dated cheques shall be suspended.

2.02 Net Rent

(a) The Tenant shall pay Net Rent in equal monthly instalments each in advance on the first day of each calendar month of the Term as follows:

Rent	Annual Net Rent	Monthly Instalments	Net Rent Per Square Foot
Commencement Date - June 30, 1999	$131,938.40	$10,994.87	$2.90
July 1, 1999 – June 30, 2004	$154,686.40	$12,890.53	$3.40

(b) Notwithstanding subsection (a) above, the Tenant shall not be required to pay any Net Rent from the Commencement Date to and including June 30, 1994. During such period, however, the Tenant shall be required to pay all Additional Rent required by the provisions of this lease.

2.03 Payment of Additional Rent

(a) The Rent payable by the Tenant shall be net to the Landlord and clear all of Taxes, insurance premiums and all costs relating to the Premises, except for the Landlord’s corporate and income taxes (except as otherwise provided herein), and any principal, interest or other costs payable by the Landlord in respect of the Landlord’s debts. The Tenant shall, except for those costs required to be paid by the Landlord under this lease, pay all costs and expenses relating to, or incurred in respect of, the Premises.

(b) There shall be no reduction in Rent if all or part of the Premises become unusable or are damaged or destroyed, except as provided for in Article V.

(c) The Tenant shall pay when due all Business Tax. If the Tenant’s Business Tax is payable by the Landlord to the relevant taxing authority, the Tenant shall pay the amount thereof to the Landlord or as it directs.

(d) The Tenant shall promptly deliver to the Landlord on request, copies of assessment notices, tax bills and other documents received by the Tenant relating to Taxes and Business Tax and receipts for payment of Taxes and Business Tax payable by the Tenant.

(e) The Tenant shall on demand, pay to the Landlord or to the appropriate taxing authority if required by the Landlord, all goods and services taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Landlord with respect to Rent or in respect of the rental of space under this lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax or otherwise. The Landlord shall have the same remedies and rights with respect to the payment or recovery of such taxes as it has for the payment or recovery of Rent under this lease.

(f) The Tenant shall pay all Taxes and the cost of insurance which the Landlord is obligated or permitted to obtain under this lease, all in accordance with Section 2.04. The Landlord estimates such cost for the 12 month period ending June 1, 1994 to be approximately $1,200.00.

(g) The Tenant shall have the right to contest the amount or legality of the realty taxes forming part of the Taxes (the “Realty Taxes”) and to make application for the reduction of Realty Taxes or of any assessment upon which the Realty Taxes are based. The Tenant shall diligently prosecute any such contest, and shall immediately after the final determination of such contest, pay the amount of the Realty Taxes which were the subject of such contest as so determined, as and when they become due and payable, together with any interest, penalties or other charges which are payable in connection with the Realty Taxes. Before commencing proceedings to contest any the Realty Taxes, the Tenant shall pay to the Landlord the amount of Realty Taxes due, or such alternative security as requested by the Landlord, to be held by the Landlord pending the determination of such contest. On the determination of such contest, the Landlord shall pay, out of the amount held by it, the amount required to be paid by the Tenant on account of the Realty Taxes, and if the amount held by the Landlord exceeds the amount of Realty Taxes required to be paid by the Tenant, the Landlord shall make the necessary rebate of such excess amount to the Tenant. If the amount held by the Landlord is insufficient to pay all of the Realty Taxes, the Tenant shall, immediately on the determination of such contest, pay to the appropriate taxing authorities such additional amount as may be required to satisfy the Realty Taxes in full. The Tenant shall deliver to the Landlord within 90 days after the date on which the Realty Taxes and charges described in this Section are paid, official receipts of the appropriate taxing authority evidencing payment of same.

2.04 Payment of Estimated Taxes and Insurance Premiums

(a) The amount of Taxes and insurance premiums referred to in Section 2.03 may be estimated by the Landlord for such period as the Landlord determines from time to time, and the Tenant agrees to pay to the Landlord the amounts so estimated in equal instalments in advance on the first day of each month during such period. Notwithstanding the foregoing, when bills for all or any portion of the amounts so estimated are received, the Landlord may bill the Tenant for such amounts after crediting against such amounts any monthly payments of estimated Taxes and insurance premiums previously made by the Tenant and the Tenant shall pay the Landlord the amounts so billed.

(b) Within a reasonable time after the end of the period for which such estimated payments have been made, the Landlord shall submit to the Tenant a statement showing the final amount of Taxes and insurance premiums.

If: (i) the amount the Tenant has paid is less than the amounts due, the Tenant shall pay such deficiency to the Landlord; or (ii) the amount paid by the Tenant is greater than the amounts due, the Landlord shall pay such excess to the Tenant. The obligations contained in this subsection shall survive the expiration or earlier termination of the Term. Failure of the Landlord to render any statement of Taxes or insurance premiums shall not prejudice the Landlord’s right to render such statement thereafter or with respect to any other period. The rendering of any such statement shall also not affect the Landlord’s right to subsequently render an amended or corrected statement.

2.05 Additional Rent Except as otherwise provided in this lease, all Additional Rent shall be payable by the Tenant to the Landlord within 5 business days after demand.

2.06 Rent Past Due All Rent past due shall bear interest from the date on which the same became due until the date of payment at 2% per annum in excess of the prime interest rate for Canadian Dollar demand loans announced from time to time by any Canadian chartered bank designated by the Landlord.

2.07 Utilities The Tenant shall pay, when due, all charges for gas, electricity, water, steam, telephone and other utilities used in or on the Premises. The Tenant shall also pay for apparatus, meters and other things leased or purchased in connection with utility services, and for all work performed by anyone in connection with such utilities.

2.08 Net Lease This lease is a completely net lease to the Landlord, except as expressly herein set out. The Landlord is not responsible for any expenses or outlays of any nature arising from or relating to the Premises, or the use or occupancy thereof, or the contents thereof or the business carried on therein, save and except any management fees. The Tenant shall pay all charges, impositions and outlays of every nature and kind relating to the Premises except as expressly herein set out.

2.09 Deposit The Landlord acknowledges receipt of the Tenant’s deposit of $23,885.40 in Canadian funds which will be applied without interest against the Net Rent due in the first and last months of the Term.

ARTICLE III

MAINTENANCE, REPAIRS AND ALTERATIONS

3.01 Maintenance by Tenant

(a) Except for damage caused by fire or other insured casualty, the repair of which is provided for in Article V, the Tenant shall, at its own expense:

(i)	subject to paragraph (ii) below, maintain and repair the interior and the exterior and the structure of the Building in good order and first class condition in the same manner as a careful and prudent owner would do including, without limitation, the repair of wear and tear which is necessary to maintain the improvements and equipment of the Building in such manner so that they function properly having regard to their nature and purpose for which they are intended to be used or to keep the appearance of the Premises neat, clean and presentable. Notwithstanding the foregoing, the Tenant’s repair obligation aforesaid shall apply during the Term and any extension, provided that upon the expiration of the Term or any extension, the Tenant shall be required to leave the Premises in the same condition as on the Commencement Date, assuming that all construction pursuant to Section 1.03(b) had been completed; and

(ii)

maintain and make such repairs and replacements to the structure, roof, equipment, facilities, paved areas, fences, landscaping and other installations forming part of the Building or the Premises to keep same in good order and first class condition in the same manner as a careful and prudent owner would do including, without limitation, the repair of wear and tear which is necessary to maintain same in such manner so that they function properly having regard to their nature and the purpose for which they are intended to be used or to keep the appearance of the Premises neat, clean and presentable. Notwithstanding the foregoing, the Tenant shall not be required to replace the structure of the Building or the roof, and the Landlord will replace, at its sole cost, if same cannot be repaired, the structure of the Building and the roof.

(b) The Landlord may enter the Premises to view the state of repair. If the Landlord notifies the Tenant of the need for repairs, the Tenant will repair in accordance with such notice, subject to the exceptions set out in subsection (a) above. On the expiration or date of early termination of this lease, the Tenant shall surrender the Premises to the Landlord in a good state of repair consistent with the obligations imposed upon the Tenant during the Term. No provision of this subsection (b) shall require the Tenant on the expiration or other termination of this lease to repair reasonable wear and tear, except to the extent that repair of wear and tear is necessary to maintain the improvements and equipment of the Building in such manner so that they shall function properly, having regard to their nature and the purpose for which they are intended to be used, and except to the extent that repair of wear and tear is necessary to keep the appearance of the Premises neat, clean and presentable. All repairs required to be made pursuant to this subsection (b) shall be completed prior to the date upon which this lease terminates.

(c) If the Tenant is in default of the provisions of subsections (a) and (b) above, the Landlord may proceed to make the needed repairs and may then charge its costs for so doing to the Tenant for immediate payment on demand.

(d) The Tenant shall keep the Premises and the sidewalks and other areas adjacent to the Premises clean and free of refuse and other obstructions, and shall comply with any laws governing the condition or cleanliness of the Premises. The Tenant shall also, at its own expense, operate and maintain the Lands and parking areas, entrance areas, driveways, walkways, ramps and landscaped areas on the Lands in a proper and first class manner.

(e) The Tenant shall not, by its act or omission, permit anything to occur in the Premises which shall be or shall result in a nuisance.

(f) The Tenant shall promptly comply with the requirements of all laws at any time in force during the Term which affect the condition or use of the Premises, and with every reasonable recommendation or requirement of the Insurers Advisory Organization (as determined from time to time by the Landlord), or by any recognized body having similar functions, or any insurance company by which either the Landlord or the Tenant may be insured during the Term. If the Tenant defaults under the provisions of this subsection, the Landlord may itself comply with the requirements of this subsection, and the Tenant shall pay all expenses (including insurance premiums) incurred by the Landlord in so doing on demand.

(g) The Tenant shall heat the Building at its own expense to such temperature as may be necessary to prevent damage to the Building, the Leasehold Improvements and the Trade Fixtures.

3.02 Tenant’s Alterations

(a) The Tenant shall not place any thing on, nor make any opening in, the roof or exterior walls of the Building, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. On the termination of this lease, or at such time as the Tenant vacates the Premises, the Tenant shall repair any damage caused to the Building as a result of having placed any thing on, or having made openings in, the roof, and shall restore the roof and exterior walls to their former condition, all to the satisfaction of the Landlord.

(b) The Tenant shall have the right, at its sole costs, to erect such corporate signage on the Lands or Building as it may require to identify its business. All signs shall be in conformity with applicable laws and by-laws, and shall be subject to the prior written approval of the Landlord which approval shall not be unreasonably withheld. Prior to the expiration of the Term, the Tenant shall, at its cost, remove all such signage on the Premises and any damage caused to the Building or Lands as a result of erecting or removing signs shall be repaired by the Tenant, at its sole cost, to the reasonable satisfaction of the Landlord, prior to the expiration of the Term.

(c) Save and except for the Alterations pursuant to Section 1.03(b), the Tenant shall make no Alterations to the Building or on the Lands unless it has first delivered to the Landlord plans showing such proposed alterations or additions in reasonable detail, and obtained the written consent of the Landlord to such plans and any Alterations. The Landlord shall not unreasonably withhold or delay such consent, but may give consent on such conditions as the Landlord considers proper in the circumstances. All work performed shall be performed at the Tenant’s sole cost, in a good and workmanlike manner, free from defects and using new first class materials, and construction shall be subject to supervision by the Landlord. It shall not be considered unreasonable for the Landlord to withhold its consent to any Alterations if they in any way involve the structural elements of the Building or Premises. In addition, all work shall be completed to the satisfaction of the Landlord, acting reasonably. The Tenant shall, at its cost, obtain all required permits and comply with all laws, by-laws and regulations of all governmental authorities having jurisdiction.

(d) The Tenant shall pay the costs of installing and maintaining a sprinkler supervisory system in the Building, if such a system is required by any law or regulation of any governmental authority, or by The Insurers Advisory Organization or any body having similar functions, or any fire or liability insurance company by which either the Landlord or Tenant may be insured during the Term. Without limitation, a portion of the Building presently contains a sprinkler supervisory system (the “Present System”) and the Tenant shall pay the cost of maintaining such system. The Landlord warrants that, as of the Commencement Date, the Present System is in good working condition.

3.03 Removal of Improvements and Fixtures All Leasehold Improvements (other than Trade Fixtures) shall immediately upon their placement become the property without compensation to the Tenant. Except as otherwise agreed by the Landlord in writing, no Leasehold Improvements shall be removed from the Premises by the Tenant either during or at the expiry or sooner termination of the Term except that: (a) the Tenant may, during the Term, in the usual course of its business, remove its Trade Fixtures, provided that the Tenant is not in default under this lease; (b) the Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, remove its Trade Fixtures from the Premises, failing which, at the option of the Landlord, the Trade Fixtures shall become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable; and (c) the Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, either remove such of the Leasehold Improvements in the Premises (except those effected in the general office area of the Premises) as the Landlord shall require to be removed, and restore the Premises (other than the general office area of the Premises) to the Landlord’s then current base Building standard to the extent required by the Landlord, or at the Tenant’s option, pay to the Landlord the estimated cost of such removal and restoration as determined by the Architect, acting reasonably. If the Tenant does perform such work, then: (i) the Tenant shall submit detailed demolition drawings to the Landlord for its prior approval, and such work shall be completed under the supervision of the Landlord; (ii) the Tenant shall, at its expense, repair any damage caused to the Building by such removal; and (iii) if the Tenant fails to complete such work within 30 days following the expiry or earlier termination of the Term, the Tenant shall pay compensation to the Landlord for each day following such 30th day until completion of such work, at a rate equal to the per diem Rent payable during the last month preceding the expiry or earlier termination of the Term, which sum is agreed by the parties to be a reasonable estimate of the damages suffered by the Landlord for the loss of use of the Premises. The Tenant’s obligation aforesaid shall also include the obligation of the Tenant to close off all electrical wiring which may have previously served any machinery or equipment installed by the Tenant in the Building.

3.04 Liens The Tenant shall promptly pay for all materials supplied and work done in respect of the Premises so as to ensure that no lien is registered against any portion of the Lands or Building or against the Landlord’s or Tenant’s interest therein. If a lien is registered or filed, the Tenant shall discharge it at its expense forthwith, failing which the Landlord may at its option discharge the lien by paying the amount claimed to be due into court or directly to the lien claimant and the amount so paid and all expenses of the Landlord including legal fees (on a solicitor and client basis) shall be paid by the Tenant to the Landlord.

3.05 Notice by Tenant The Tenant shall notify the Landlord of any accident, defect, damage or deficiency in any part of the Premises which comes to the attention of the Tenant, its employees or contractors notwithstanding that the Landlord may have no obligation in respect thereof.

ARTICLE IV

INSURANCE AND INDEMNITY

4.01 Tenant’s Insurance

(a) The Tenant shall maintain the following insurance throughout the Term at its sole cost: (i) “All Risks” (including flood and earthquake) property insurance with deductibles not exceeding 3% of the amount insured, naming the Tenant, the Landlord, the owners of the Lands and Building and the Mortgagee as insured parties, containing a waiver of any subrogation rights which the Tenant’s insurers may have against the Landlord and against those for whom the Landlord is in law responsible, and (except with respect to the Tenant’s chattels) incorporating the Mortgagee’s standard mortgage clause. Such insurance shall insure: (1) property of every kind owned by the Tenant or for which the Tenant is legally liable located on or in the Building including, without limitation, Leasehold Improvements, in an amount equal to not less than 90% of the full replacement cost thereof, subject to a stated amount co-insurance clause; and (2) extra expense insurance in such amount as will reimburse the Tenant for loss attributable to all perils referred to in this paragraph 4.01(a)(i) or resulting from prevention of access to the Premises; (ii) comprehensive general liability insurance which includes the following coverages: owners protective; personal injury; occurrence property damage; and employers and blanket contractual liability. Such policies shall: contain inclusive limits of not less than $5,000,000; provide for cross liability; and name the Landlord as an insured; (iii) Tenant’s “all risks” legal liability insurance for the replacement cost value of the Premises; (iv) automobile liability insurance on a non-owned form including contractual liability, and on an owner’s form covering all licensed vehicles operated by or on behalf of the Tenant, which insurance shall have inclusive limits of not less than $1,000,000; and (v) any other form of insurance which the Tenant or the Landlord, acting reasonably, or the Mortgagee requires from time to time in form, in amounts and for risks against which a prudent tenant would insure.

(b) All policies referred to in this Section 4.01 shall: (i) be taken out with insurers reasonably acceptable to the Landlord; (ii) be in a form reasonably satisfactory to the Landlord; (iii) be non-contributing with, and shall apply only as primary and not as excess to, any other insurance available to the Landlord; (iv) not be invalidated as respects the interests of the Landlord or the Mortgagee by reason of any breach of or violation of any warranty, representation, declaration or condition; and (v) contain an undertaking by the insurers to notify the Landlord by registered mail not less than 30 days prior to any material change, cancellation or termination. Certificates of insurance on the Landlord’s standard form or, if required by the Landlord, certified copies of such insurance policies, shall be delivered to the Landlord forthwith upon request. If the Tenant fails to take out or to keep in force any insurance referred to in this Section 4.01 or should any such insurance not be approved by either the Landlord or the Mortgagee and should the Tenant not commence to diligently rectify (and thereafter proceed to diligently rectify) the situation within 48 hours after written notice by the Landlord to the Tenant (stating, if the Landlord or the Mortgagee, from time to time, does not approve of such insurance, the reasons therefor) the Landlord has the right without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be paid by the Tenant to the Landlord without prejudice to any other rights or remedies of the Landlord under this lease.

4.02 Cancellation of Insurance If any insurer under any insurance policy covering any part of the Building or any occupant thereof cancels or threatens to cancel its insurance policy or reduces or threatens to reduce coverage under such policy by reason of the use of the Premises by the Tenant or by any Transferee, or by anyone permitted by the Tenant to be upon the Premises, the Tenant shall remedy such condition within 48 hours after notice thereof by the Landlord.

4.03 Landlord’s Insurance The Landlord shall throughout the Term carry: (a) insurance on the Building (excluding the foundations and excavations) and the machinery, boilers and equipment in or servicing the Building and owned by the Landlord or the owners of the Building (excluding any property which the Tenant is obliged to insure under Section 4.01) against damage by fire and extended perils coverage; and (b) such other form or forms of insurance as the Landlord or the Mortgagee reasonably considers advisable. Such insurance shall be in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a reasonably similar building, having regard to size, age and location. Notwithstanding the Landlord’s covenant in this Section and notwithstanding any contribution by the Tenant to the cost of the Landlord’s insurance premiums, the Tenant acknowledges and agrees that: (a) the Tenant is not relieved of any liability arising from or contributed to by its negligence or its wilful act or omissions; (b) no insurable interest is conferred upon the Tenant under any insurance policies carried by the Landlord; and (c) the Tenant has no right to receive any proceeds of any insurance policies carried by the Landlord.

4.04 Loss or Damage The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at or relating to the Lands or Building or damage to property of the Tenant or of others located on the Premises or elsewhere in the Building, nor shall it be responsible for any loss of or damage to any property of the Tenant or others from any cause, except to the extent any such death, injury, loss or damage results from the negligence, acts or omissions of the Landlord, its agents, employees, contractors, or others for whom it may, in law, be responsible. Without limiting the generality of the foregoing, but subject to the qualifications aforesaid, the Landlord shall not be liable for any injury or damage to Persons or property resulting from fire, explosion, falling plaster, falling ceiling tile, falling fixtures, steam, gas, electricity, water, rain, flood, snow or leaks from any part of the Premises or from the pipes, sprinklers, appliances, plumbing works, roof, windows or subsurface of any floor or ceiling of the Building or from the street or any other place or by dampness or by any other cause whatsoever. The Landlord shall not be liable for any such damage caused by Persons on the Lands or in the Building or by occupants of adjacent property thereto, or the public, or caused by construction or by any private, public or quasi-public work. All property of the Tenant kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only and the Tenant releases and agrees to indemnify the Landlord and save it harmless from any claims arising out of any damage to the same including, without limitation, any subrogation claims by the Tenant’s insurers.

4.05 Indemnification of the Landlord Notwithstanding any other provision of this lease, the Tenant shall indemnify the Landlord and save it harmless from all loss (including loss of Net Rent and Additional Rent) claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising out of this lease, or any occurrence in, upon or at the Premises, or the occupancy or use by the Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Premises by the Tenant, except to the extent any such loss, etc., results from the negligence, acts or omissions of the Landlord or those for whom it is in law responsible. If the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless in connection with such litigation. The Landlord may at its option participate in, or assume carriage of, any litigation or settlement discussions relating to the foregoing, or any other matter for which the Tenant is required to indemnify the Landlord under this lease. Alternatively, the Landlord may require the Tenant to assume carriage of and responsibility for all or any part of such litigation or discussions.

ARTICLE V

DAMAGE AND DESTRUCTION

5.01 No Abatement If the Building is damaged or destroyed in whole or in part by fire or any other occurrence, this lease shall continue in full force and effect and there shall be no abatement of Rent except as provided in this Article V.

5.02 Damage to Building If the Building is at any time destroyed or damaged as a result of fire or any other casualty required to be insured against by the Landlord under this lease or otherwise insured against by the Landlord and not caused or contributed to by the Tenant, then the following provisions shall apply: (a) if the Building is rendered untenantable only in part, the Landlord shall diligently repair the Building and Net Rent shall abate proportionately to the portion of the Building rendered untenantable from the date of destruction or damage until the Landlord’s repairs have been completed; (b) if the Building is rendered wholly untenantable, the Landlord shall diligently repair the Building and Net Rent shall abate entirely from the date of destruction or damage until the Landlord’s repairs have been completed; (c) if the Building is not rendered untenantable in whole or in part, the Landlord shall diligently perform such repairs to the Building, but in such circumstances Net Rent shall not terminate or abate; (d) upon being notified by the Landlord that the Landlord’s repairs have been substantially completed, the Tenant shall diligently perform all repairs to the Building which are the Tenant’s responsibility under Article IV, and all other work required to fully restore the Building for use in the Tenant’s business, in every case at the Tenant’s cost and without any contribution to such cost by the Landlord, whether or not the Landlord has at any time made any contribution to the cost of supply, installation or construction of Leasehold Improvements in the Building; and (e) nothing in this Section shall require the Landlord to rebuild the Building in the condition which existed before any such damage or destruction so long as the Building as rebuilt will have reasonably similar facilities (including, without limitation, the size and utility of the Building and all finishes and services existing as of the Commencement Date) to those in the Building prior to such damage or destruction, having regard, however, to the age of the Building at such time.

5.03 Right of Termination Notwithstanding Section 5.02, if the damage or destruction which has occurred in the Building is such that in the reasonable opinion of the Landlord the Building cannot be rebuilt or made fit for the purposes of the Tenant within

270 days of the happening of the damage or destruction, the Landlord may, at its option, terminate this lease on notice to the Tenant given within 30 days after such damage or destruction. If such notice of termination is given, Rent shall be apportioned and paid to the date of such damage or destruction and the Tenant shall immediately deliver vacant possession of the Premises in accordance with the terms of this lease. If the Landlord decides to rebuild the Building, it shall make every reasonable effort to have the Building rebuilt within the said 270 day period.

5.04 Architect’s Certificate The certificate of the Architect shall bind the parties as to: (a) whether or not the Building is rendered untenantable and the percentage of the Building rendered untenantable; (b) the date upon which either the Landlord’s or Tenant’s work of reconstruction or repair is completed or substantially completed and the date when the Building is rendered tenantable; and (c) the state of completion of any work of the Landlord or the Tenant.

ARTICLE VI

ASSIGNMENT, SUBLETTING AND TRANSFERS

6.01 Assignments, Subleases and Transfers The Tenant shall not enter into, consent to or permit any Transfer without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld but shall be subject to the Landlord’s rights under Section 6.02. Notwithstanding any statutory provision to the contrary, it shall not be considered unreasonable for the Landlord to take into account whether in the Landlord’s opinion, the financial background, business history and capability of the proposed Transferee is satisfactory. Consent by the Landlord to any Transfer if granted shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against Transfer shall include a prohibition against any Transfer by operation of law and no Transfer shall take place by reason of the failure of the Landlord to give notice to the Tenant within 20 days as required by Section 6.02.

6.02 Landlord’s Right to Terminate If the Tenant intends to effect a Transfer, the Tenant shall give prior notice to the Landlord of such intent specifying the identity of the Transferee, the type of Transfer contemplated, the portion of the Premises affected thereby, and the financial and other terms of the Transfer, and shall provide such financial, business or other information relating to the proposed Transferee and its principals as the Landlord or any Mortgagee requires, together with copies of any documents which record the particulars of the proposed Transfer. The Landlord shall, within 20 days after having received such notice and all requested information, notify the Tenant either that: (a) it consents or does not consent to the Transfer in accordance with the provisions and qualifications of this Article VI; or (b) it elects to cancel this lease as to the whole or part, as the case may be, of the Premises affected by the proposed Transfer, in preference to giving such consent. If the Landlord elects to terminate this lease it shall stipulate in its notice the termination date of this lease, which date shall be no less than 30 days nor more than 90 days following the giving of such notice of termination. If the Landlord elects to terminate this lease, the Tenant shall notify the Landlord within 10 days thereafter of the Tenant’s intention either to refrain from such Transfer or to accept termination of this lease or the portion thereof in respect of which the Landlord has exercised its rights. If the Tenant fails to deliver such notice within such 10 days or notifies the Landlord that it accepts the Landlord’s termination, this lease will as to the whole or affected part of the Premises, as the case may be, be terminated on the date of termination stipulated by the Landlord in its notice of termination. If the Tenant notifies the Landlord within such 10 days that it intends to refrain from such Transfer, then the Landlord’s election to terminate this lease shall become void.

6.03 Conditions of Transfer

(a) If there is a permitted Transfer, the Landlord may collect rent from the Transferee and apply the net amount collected to the Rent payable under this lease but no acceptance by the Landlord of any payments by a Transferee shall be deemed a waiver of the Tenant’s covenants or any acceptance of the Transferee as tenant or a release from the Tenant from the further performance by the Tenant of its obligations under this lease. Any consent by the Landlord shall be subject to the Tenant and Transferee executing an agreement with the Landlord agreeing that the Transferee will be bound by all of the terms of this lease and, except in the case of a sublease, that the Transferee will be so bound as if it had originally executed this lease as tenant.

(b) Notwithstanding any Transfer permitted or consented to by the Landlord, the Tenant shall remain liable under this lease and shall not be released from performing any of the terms of this lease.

(c) The Landlord’s consent to any Transfer shall be subject to the condition that if the net rent and additional rent to be paid by the Transferee under such Transfer exceeds the Net Rent and Additional Rent payable under this lease, the amount of such excess (the “Profit”) shall be paid by the Tenant to the Landlord. If the Tenant receives from any Transferee, either directly or indirectly, any consideration other than net rent or additional rent for such Transfer, either in the form of cash, goods or services (other than the proceeds of any financing as the result of a Transfer involving a mortgage, charge or similar security interest in this lease) the Tenant shall forthwith pay to the Landlord an amount equivalent to such consideration. The Tenant and the Transferee shall execute any agreement required by the Landlord to give effect to the foregoing terms. Notwithstanding the foregoing, in calculating any Profit which is payable to the Landlord, the Tenant may deduct any and all advertising costs, leasing commissions, brokerage fees, legal expenses and other expenses incurred by the Tenant with respect to any portion of the Premises which has been sublet including any loss of rental income during periods of vacancy of such sublet premises.

(d) Notwithstanding the effective date of any permitted Transfer as between the Tenant and the Transferee, all Net Rent and Additional Rent for the month in which such effective date occurs shall be paid in advance by the Tenant so that the Landlord will not be required to accept partial payments of Net Rent and Additional Rent for such month from either the Tenant or Transferee.

(e) Any document evidencing any Transfer permitted by the Landlord, or setting out any terms applicable to such Transfer or the rights and obligations of the Tenant or Transferee thereunder, shall be prepared by the Landlord or its solicitors and all associated legal costs shall be paid by the Tenant.

(f) The Tenant shall not be in default under this lease at the time it requests the consent of the Landlord to any Transfer as herein provided.

6.04 Change of Control If the Tenant is at any time a corporation or partnership, any actual or proposed Change of Control in such corporation or partnership shall be deemed to be a Transfer and subject to all of the provisions of this Article VI. The Tenant shall immediately advise the Landlord of any Change of Control. The Tenant shall make available to the Landlord or its representatives all of its corporate or partnership records, as the case may be, for inspection, upon the Landlord’s reasonable suspicion of a Change of Control, in order to ascertain whether any Change of Control has occurred.

6.05 Assignment by Landlord Subject to Section 9.20, the Landlord shall have the unrestricted right to sell, lease, convey or otherwise dispose of all or any part of the Building or Lands and this lease or any interest of the Landlord in this lease. To the extent that the purchaser or assignee from the Landlord assumes the obligations of the Landlord under this lease, the Landlord shall thereupon and without further agreement be released from all liability under this lease.

6.06 “For Sale” Signs The Landlord may within 6 months before the expiration of the Term, unless the Term has been renewed, or within 6 months before the expiration of the renewal term (if any) place on the Premises a notice of reasonable dimensions stating that the Premises are for rent and the Tenant shall not permit such notice to be removed.

ARTICLE VII

DEFAULT

7.01 Default and Remedies

If and whenever an Event of Default occurs, then without prejudice to any other rights which it has pursuant to this lease or at law, the Landlord shall have the following rights and remedies, which are cumulative and not alternative: (a) to terminate this lease by notice to the Tenant; (b) to enter the Premises as agent of the Tenant and to relet the Premises for whatever term, and on such terms as the Landlord in its discretion may determine and to receive the rent therefor and as agent of the Tenant to take possession of any property of the Tenant on the Premises, to store such property at the expense and risk of the Tenant or to sell or otherwise dispose of such property in such manner as the Landlord may see fit without notice to the Tenant; to make alterations to the Premises to facilitate their reletting; and to apply the proceeds of any such sale or reletting first, to the payment of any expenses incurred by the Landlord with respect to any such reletting or sale; second, to the payment of any indebtedness of the Tenant to the Landlord other than Rent; and third, to the payment of Rent in arrears; with the residue to be held by the Landlord and applied in payment of future Rent as it becomes due and payable. The Tenant shall remain liable for any deficiency to the Landlord; (c) to remedy or attempt to remedy any default of the Tenant under this lease for the account of the Tenant and to enter upon the Premises for such purposes. No notice of the Landlord’s intention to perform such covenants need be given the Tenant unless expressly required by this lease. The Landlord shall not be liable to the Tenant for any loss, injury or damage caused by acts of the Landlord in remedying or attempting to remedy such default and the Tenant shall pay to the Landlord all expenses incurred by the Landlord in connection with remedying or attempting to remedy such default; (d) to recover from the Tenant all damages and expenses incurred by the Landlord as a result of any breach by the Tenant including, if the Landlord terminates this lease, any deficiency between those amounts which would have been payable by the Tenant for the portion of the Term following such termination and the net amounts actually received by the Landlord during such period of time with respect to the Premises; (e) to recover from the Tenant the full amount of the current month’s Rent together with the next 3 months’ instalments of Rent, all of which shall accrue on a day-to-day basis and shall immediately become due and payable as accelerated rent; and (f) if this lease has been terminated in accordance with Section 7.01(a), to recover from the Tenant the unamortized portion of any leasehold improvement allowance or inducement paid by the Landlord under the terms of this lease or the Lease Proposal, such amortization to be calculated from the date which is the later of the date of payment by the Landlord or the Commencement Date, and reducing on a straight line basis to zero over the initial Term.

7.02 Distress Notwithstanding any provision of this lease or any provision of applicable legislation, none of the goods and chattels of the Tenant on the Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears, and the Tenant waives any such exemption. If the Landlord makes any claim against the goods and chattels of the Tenant by way of distress, this provision may be pleaded as an estoppel against the Tenant in any action brought to test the right of the Landlord to levy such distress.

7.03 Costs The Tenant shall pay to the Landlord all damages and costs (including, without limitation, all legal fees on a solicitor and his client basis) incurred by the Landlord in enforcing the terms of this lease, or with respect to any matter or thing which is the obligation of the Tenant under this lease, or in respect of which the Tenant has agreed to insure, or to indemnify the Landlord.

7.04 Allocation of Payments The Landlord may at its option apply sums received from the Tenant against any amounts due and payable by the Tenant under this lease in such manner as the Landlord sees fit.

7.05 Survival of Obligations If the Tenant has failed to fulfil its obligations under this lease with respect to the maintenance, repair and alteration of the Building and the Premises and removal of improvements and fixtures from the Building during or at the end of the Term, such obligations and the Landlord’s rights in respect thereto shall remain in full force and effect notwithstanding the expiration or sooner termination of the Term.

ARTICLE VIII

STATUS STATEMENT ATTORNMENT AND SUBORDINATION

8.01 Status Statement Within 10 days after written request by the Landlord, the Tenant shall deliver in a form supplied by the Landlord a statement or estoppel certificate to the Landlord as to the status of this lease, including as to whether this lease is unmodified and in full force and effect (or, if there have been modifications that this lease is in full force and effect as modified and identifying the modification agreements); the amount of Net Rent and Additional Rent then being paid and the dates to which same have been paid; whether or not there is any existing or alleged default by either party with respect to which a notice of default has been served and if there is any such default, specifying the nature and extent thereof; and any other matters pertaining to this lease as to which the Landlord shall request such statement or certificate.

8.02 Subordination On request, the Tenant shall subordinate this lease and its rights under this lease to any and all such Mortgages and leases and to all advances made under such Mortgages, provided that the Tenant is given a non-disturbance agreement from any Mortgagee or any lessor under any leases. The form of such subordination shall be as required by the Landlord or any Mortgagee or the lessee under any such lease.

8.03 Attornment The Tenant shall promptly on request attorn to any Mortgagee, or to the owners of the Building and Lands, or the lessor under any ground, operating, overriding, underlying or similar lease of all or substantially all of the Building made by the Landlord or otherwise affecting the Building and Lands, or the purchaser on any foreclosure or sale proceedings taken under any Mortgage, and shall recognize such Mortgagee, owner, lessor or purchaser as the landlord under this lease.

8.04 Execution of Documents Subject to Section 8.02, the Tenant irrevocably constitutes the Landlord the agent and attorney of the Tenant for the purpose of executing any agreement, certificate, attornment or subordination required by this lease and for registering postponements in favour of any Mortgagee if the Tenant fails to execute such documents within 15 days after request by the Landlord.

ARTICLE IX

GENERAL PROVISIONS

9.01 Delay Except as expressly provided in this lease, whenever the Landlord or Tenant is delayed in the fulfilment of any obligation under this lease (other than the payment of Rent and surrender of the Premises on termination) by an unavoidable occurrence which is not the fault of the party delayed in performing such obligation, then the time for fulfilment of such obligation shall be extended during the period in which such circumstances operate to delay the fulfilment of such obligation.

9.02 Overholding If the Tenant remains in possession of the Premises after the end of the Term with the consent of the Landlord but without having executed and delivered a new lease or an agreement extending the Term, there shall be no tacit renewal of this lease, and the Tenant shall be deemed to be occupying the Premises as a tenant from month to month at a monthly Net Rent payable in advance on the first day of each month equal to twice the monthly amount of Net Rent payable during the last month of the Term, and otherwise upon the same terms as are set forth in this lease, so far as these are applicable to a monthly tenancy.

9.03 Waiver If either the Landlord or Tenant excuses or condones any default by the other of any obligation under this lease, no waiver of such obligation shall be implied in respect of any continuing or subsequent default.

9.04 Registration Neither the Tenant nor anyone claiming under the Tenant shall register this lease or any Transfer without the prior written consent of the Landlord. If the Tenant or any permitted Transferee wishes to register a document for the purposes of giving notice of this lease or a Transfer, then the Landlord shall at the request and expense of the Tenant execute a notice, caveat or short form of lease for the purposes of registration in such form as approved by the Landlord and without disclosure of any terms which the Landlord does not desire to have disclosed. If the Lands comprise more than one parcel of land, the Landlord may direct the Tenant or Transferee as to the parcel or parcels against which registration may be effected.

9.05 Notices Any notice, consent or other instrument which may be or is required to be given under this lease shall be in writing and shall be delivered in person or sent by registered mail postage prepaid addressed:

(a)	if to the Landlord,

c/o The Cadillac Fairview Corporation Limited

20 Queen Street West

Toronto, Ontario

M5H 3R4

Attention: Corporate Secretary

and

(b)	if to the Tenant, at the Premises and

c/o Ross & McBride

1 King Street West

P.O. Box 907

Hamilton, Ontario

LSN 3P6

Attention: Donald M. Mann

Any such notice or other instrument shall be deemed to have been given and received on the day upon which personal delivery is made or, if mailed, then 48 hours following the date of mailing. Either party may give notice to the other of any change of address and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices. If postal service is interrupted or substantially delayed, all notices or other instruments shall be delivered in person.

9.06 Successors The rights and liabilities created by this lease extend to and bind the successors and assigns of the Landlord and the heirs, executors, administrators and permitted successors and assigns of the Tenant. No rights, however, shall enure to the benefit of any Transferee unless the provisions of Article VI are complied with.

9.07 Joint and Several Liability If there is at any time more than one Tenant or more than one Person constituting the Tenant, their covenant shall be considered to be joint and several and shall apply to each and every one of them. If the Tenant is or becomes a partnership, each Person who is a member, or shall become a member, of such partnership or its successors shall be and continue to be jointly and severally liable for the performance of all covenants of the Tenant pursuant to this lease, whether or not such Person ceases to be a member of such partnership or its successor.

9.08 Captions and Section Numbers The captions, section numbers, article numbers and table of contents appearing in this lease are inserted only as a matter of convenience and in no way affect the substance of this lease.

9.09 Extended Meanings The words “hereof’, “hereto” and “hereunder” and similar expressions used in this lease relate to the whole of this lease and not only to the provisions in which such expressions appear. This lease shall be read with all changes in number and gender as may be appropriate or required by the context. Any reference to the Tenant includes, where the context allows, the employees, agents, invitees and licensees of the Tenant and all others over whom the Tenant might reasonably be expected to exercise control.

9.10 Partial Invalidity All of the provisions of this lease are to be construed as covenants even though not expressed as such. If any such provision is held or rendered illegal or unenforceable it shall be considered separate and severable from this lease and the remaining provisions of this lease shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this lease.

9.11 Entire Agreement This lease and the Schedules and riders, if any, attached hereto and the tenant leasehold improvement manual referred to in Section 1.03 set forth the entire agreement between the Landlord and Tenant concerning the Premises and there are no agreements or understandings between them other than as are herein set forth. This lease and its Schedules and riders may not be modified except by agreement in writing executed by the Landlord and Tenant.

9.12 Governing Law This lease shall be construed in accordance with and governed by the laws of the Province of Ontario.

9.13 Time of the Essence Time is of the essence of this lease.

9.14 Quiet Enjoyment If the Tenant pays Rent, fully performs all of its obligations under this lease, and there has been no Event of Default, the Tenant shall be entitled to peaceful and quiet enjoyment of the Premises for the Term without interruption or interference by the Landlord or any Person claiming through the Landlord.

9.15 Access by Landlord The Landlord and its representatives shall be permitted to enter the Building and the Lands for the purposes of doing any work which the Landlord may require or be obligated to perform by this lease. Entry by the Landlord shall be restricted to the normal business hours of the Tenant, and only if reasonable notice (which need not be in writing) is given to the Tenant of such proposed entry, except in cases of emergency.

9.16 Adjustment The Landlord and Tenant shall adjust between themselves on the commencement and termination of this lease, all taxes, water rates, insurance premiums and other charges relating to the Premises with the intention that the Landlord shall bear such charges until commencement of this lease and the Tenant shall bear such charges thereafter and until it delivers possession of the Premises to the Landlord in accordance with the provisions of this lease.

9.17 Intentionally Deleted.

9.18 Environmental Liability

(a) The Tenant assumes the sole responsibility for the contamination of the Premises created during the Term and any renewals thereof by any contaminant (for the purposes of this lease, a “contaminant” means any solid, liquid, gas, odour, heat, sound, vibration or radiation that results directly or indirectly from human activities that may cause an adverse effect) and shall wholly indemnify the Landlord with respect thereto. The Tenant shall not bring onto the Premises any contaminant, provided that the Tenant may bring onto the Premises hazardous pharmaceutical ingredients or products necessary for the conduct of a pharmaceutical business, subject to the provisions of this Section relating to liability and indemnity. Any such hazardous materials will be properly contained and stored in accordance with all applicable environmental laws and regulations. The Tenant shall be similarly liable for, and shall indemnify the Landlord with respect to, any claims, actions or demands of any kind whatsoever, with respect to any pollutant or toxic substance on or in the Premises created or caused during the Term and any renewals thereof as a result of the activities of the Tenant or any other person, except for the Landlord or those for whom it is in law responsible. The Tenant shall bear sole responsibility for the cleanup and removal of any such contaminant, pollutant or toxic substance and shall be solely liable for any consequential damages claimed by anyone with respect thereto and shall wholly indemnify the Landlord with respect thereto. The liability of the Tenant shall extend, but shall not be limited to, any liability for damages or otherwise to owners, tenants or other occupants of properties adjacent to the Premises. The liability of the Tenant shall not be affected by or limited to contaminants, pollutants, or toxic substances within the knowledge or control of the Tenant and the Tenant’s liability shall extend to all contaminants, pollutants or toxic substances on or in the Premises created during the Term and any renewals thereof, no matter how caused. The Tenant: shall comply with all environmental laws and regulations affecting the Premises; shall promptly advise the Landlord in writing of any orders or claims issued by any governmental authority or agency with respect to the state or condition of the Premises and their compliance or noncompliance with environmental laws and regulations; shall present to the Landlord for the Landlord’s approval (not to be unreasonably withheld or delayed) any remedial plans which the Tenant elects or is required to initiate or perform with respect to causing the Premises to comply with all applicable environmental laws and regulations; shall promptly notify the Landlord in writing if any statutory or civil proceedings are commenced against the Tenant under any environmental law or regulation; shall permit the Landlord at any time on reasonable notice to the Tenant to enter the Premises to inspect same in connection with compliance with environmental laws and regulations and to conduct such tests and procedures on the Premises as the Landlord may elect in connection with the existence of contaminants, pollutants or toxic substances and the compliance of the Premises with environmental laws and regulations, all such activities to be conducted so as to cause as little interference with Tenant’s business as possible in the circumstances; and shall clean up and, provided such removal is permitted in accordance with all applicable laws and regulations, remove any contaminants, pollutants or toxic substances caused during the Term or any renewal of the Term, prior to expiration of the Term or any renewal of the

Term (including the removal of any storage tanks, bin, plumbing, machinery, equipment or other facilities affected by same) all to the satisfaction of any governmental agencies with jurisdiction over same and in accordance with all applicable laws and regulations. If the Tenant elects to maintain insurance with respect to claims arising out of breach of environmental laws and regulations or otherwise with respect to the existence of contaminants, pollutants or toxic substances on the Premises, the Landlord shall be shown as an additional named insured under the applicable policies of insurance. Such policies shall be endorsed so that the ability of the Landlord to recover thereunder shall be unaffected by any act, omission or negligence of the Tenant. The obligations of the Tenant, including its obligations to indemnify the Landlord, shall survive the expiration or termination of this lease and shall remain in full force and effect until fully complied with. If the Tenant refuses to comply with any of the foregoing obligations or, if the Tenant is not, in a timely and diligent fashion (given the existing circumstances), attempting to comply with any of the foregoing obligations, such failure shall constitute an event of default under this lease and shall entitle the Landlord to the same rights and remedies available with respect to any other default, including, without limitation the right of terminating this lease and re-entering the Premises, all without releasing the Tenant from its obligations. If the Tenant fails to comply with the foregoing obligations, the Landlord may, at its option, elect to comply with same at the cost and expense of the Tenant (including Landlord’s legal fees on a solicitor on his own client basis) and the Tenant shall pay all such costs and expenses, together with the additional sum of 15% of such costs and expenses for Landlord’s overhead, to the Landlord forthwith on demand.

(b) Notwithstanding Section 9.18, the Tenant shall not be responsible for any contamination which was caused by the Landlord, its agents, servants, employees or those for whom in law the Landlord is responsible.

(c) Notwithstanding this Section 9.18, the Tenant shall only be responsible for any contamination created during the Term or any renewal or extension thereof, and the Landlord shall wholly indemnify the Tenant with respect to any loss, damage, costs and actions arising from any contamination which may have occurred on the Premises prior to the Commencement Date.

9.19 Option to Extend Provided that there is not an Event of Default the Tenant has given written notice to the Landlord at least 9 months prior to the expiration of the Term of its intention to exercise the following option to extend, then the Tenant shall have the right to extend the Term on an “as is” basis for a further period of 5 years and all of the terms of this lease shall apply to such extension term, except that:

(i)	That there shall be no further right to extend the Term.

(ii)	The Tenant shall not be entitled to any further leasehold improvement allowance, rent-free period, allowance construction or financial inducements or any right of first refusal to purchase the Premises as provided in Section 9.20. For greater certainty, the right of first refusal in favour of the Tenant pursuant to Section 9.20 shall apply only during the initial Term and not during the renewal term.

(iii)

During the extension term, the Tenant shall pay net rent to be agreed upon in bona fide negotiations between the Landlord and the Tenant. In the event that such net rent has not been agreed upon by the parties at least ninety days prior to the commencement of the extension term, such net rent shall be determined by binding arbitration pursuant to the Arbitration Act (Ontario). Such arbitration shall be settled by the decision of three arbitrators or a majority of them, one to be named by the Landlord and one by the Tenant at least sixty days prior to the expiration of the Term, and the two arbitrators thus chosen shall forthwith select a third. If the two arbitrators thus chosen fail to select a third arbitrator to be appointed, either the Landlord or the Tenant, on written notice to the other, may apply to a Justice of the Ontario Court of Justice (General Division) to appoint a third arbitrator. If either party neglects or refuses to name its arbitrator within fifteen days after the naming of the arbitrator of the other party, or shall neglect or refuse to proceed with the said arbitration, the arbitrator named by the other party shall determine the net rent and the decision shall be final and binding. The net rent, as determined by the arbitrator(s), shall be equal to, and determined with reference to, the current fair market rental rate for similar premises in the general geographic area of the Premises. The decision of the arbitrator(s) or a majority of them, as the case may be, shall, unless otherwise agreed, be made before the expiration of the Term. Each party shall bear its own cost and expenses of the arbitration, and shall, unless otherwise determined by the arbitrator(s), bear the costs and expenses of the arbitrators equally.

If, by agreement, the arbitration decision is not made before the expiration of the Term, the Tenant shall continue to pay Net Rent at the rate payable during the final year of the Term, and upon receipt of the arbitration decision, the Tenant or the Landlord, as the case may be, shall forthwith and without demand pay to the other party the total amount of the difference between the rate of net rent so determined by the arbitration and the Net Rent actually paid, accrued during the period from the first day of the extension term to and including the last day of the month in which the arbitration decision is received, without interest.

9.20 Right of First Refusal Provided that the Tenant has not been (and is not then) in breach of its covenants and obligations under this lease, the Landlord hereby grants to the Tenant the Right of First Refusal from November 15, 1993 up to and including June 30, 2004, on the terms and conditions of any bona fide Offer to Purchase acceptable to the Landlord. The Landlord agrees to deliver a true copy of any such bona fide Offer to Purchase to the Tenant. The Tenant shall have 5 business days from such delivery within which to exercise the Right of First Refusal.

The Right of First Refusal may only be exercised within such time as is set out above, by the Tenant delivering a notice in writing to the Landlord of the Tenant’s intention to exercise the Right of First Refusal, together with a certified cheque payable to the Landlord for the deposit contemplated by the Offer to Purchase, whereupon a binding agreement to purchase the Premises shall exist between the Landlord and Tenant on the terms and conditions contained in the said bona fide Offer to Purchase.

If the Tenant does not deliver the above deposit cheque and a notice in writing to the Landlord indicating the Tenant’s intention to exercise this Right of First Refusal, the Premises may thereafter be sold by the Landlord subject to the financial terms and conditions contained therein, but not otherwise, and failing selling the Premises as aforesaid, the provisions of this Section shall apply to any future bona fide Offers to Purchase.

If the Premises are sold by the Landlord to the persons identified in the said bona fide Offer to Purchase, subject to the terms and conditions contained therein, then this Section shall have no further effect. This Right of First Refusal may only be exercised by:

(i)	Patheon Inc.; or

(ii)	an affiliate of Patheon Inc.; or

(iii)	a purchaser of substantially all of the assets of Patheon Inc., in each case while any of the foregoing are themselves in actual occupation of the Premises. For greater certainty, this Right of First Refusal is not otherwise assignable.

IN WITNESS WHEREOF the Landlord and Tenant have signed this lease under seal.

THE CADILLAC FAIRVIEW CORPORATION LIMITED

By:	/s/ illegible

By:	/s/ illegible

CUSTOM PHARMACEUTICALS and
PROMIX LABORATORIES,
DIVISIONS OF PATHEON INC.

By:	/s/ Nick DiPietro - President

By:	/s/ Peter W. Reimer - Controller

SCHEDULE “A”

DEFINITIONS

In this lease and in the Schedules to this lease:

1. “Additional Rent” means all sums of money required to be paid by the Tenant under this lease (except Net Rent) whether or not the same are designated “Additional Rent” or are payable to the Landlord or otherwise.

2. “Alterations” means all repairs, replacements, improvements or alterations to the Premises by the Tenant.

3. “Architect” means the architect from time to time named by the Landlord.

4. “Building” means the industrial building located on the Lands. The Building has a leasable area of approximately 45,496 square feet.

5. “Business Tax” means all taxes (whether imposed on the Landlord or Tenant) attributable to the personal property, trade fixtures, business, income, occupancy or sales of the Tenant or any other occupant of the Premises and to any Leasehold Improvements installed in the Premises and to the use of the Building or Lands by the Tenant.

6. Intentionally Deleted.

7. “Change of Control” means, in the case of any corporation or partnership, the transfer or issue by sale, assignment, subscription, transmission on death, mortgage, charge, security interest, operation of law or otherwise, of any shares, voting rights or interest which would result in any change in the effective control of such corporation or partnership unless such change occurs as a result of trading in the shares of a corporation listed on a recognized stock exchange in Canada or the United States and then only so long as the Landlord receives assurances reasonably satisfactory to it that there will be a continuity of management and of the business practices of such corporation notwithstanding such Change of Control.

8. “Commencement Date” means the date on which the Term commences under Section 1.02.

9. An “Event of Default” shall occur whenever: (a) any Rent is in arrears and is not paid within 5 days after written demand by the Landlord; (b) the Tenant has breached any of its obligations in this lease (other than the payment of Rent) and: (i) fails to remedy such breach within 15 days (or such shorter period as may be provided in this lease); or (ii) if such breach cannot reasonably be remedied within 15 days or such shorter period, the Tenant fails to commence to remedy such breach within such 15 days or shorter period or thereafter fails to proceed diligently to remedy such breach; in either case after notice in writing from the Landlord; (c) the Tenant becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment or arrangement with its creditors, or any steps are taken or proceedings commenced by any Person for the dissolution, winding-up or other termination of the Tenant’s existence or the liquidation of its assets; (d) a trustee, receiver, receiver/manager or like Person is appointed with respect to the business or assets of the Tenant; (e) the Tenant makes a sale in bulk of all or a substantial portion of its assets other than in conjunction with a Transfer approved by the Landlord; (f) this lease or any of the Tenant’s assets are taken under a writ of execution; (g) the Tenant purports to make a Transfer other than in compliance with the provisions of this lease; (h) the Tenant abandons or attempts to abandon the Premises or disposes of its goods so that there would not after such disposal be sufficient goods of the Tenant on the Premises subject to distress to satisfy Rent for at least 3 months, or the Premises become vacant and unoccupied for a period of 10 consecutive days or more without the consent of the Landlord; or (i) any insurance policies covering any part of the Building or any occupant thereof are actually cancelled or adversely changed as a result of any use or occupancy of the Premises.

10. “Landlord” means the party named as landlord on the first page of this lease.

11. “Lands” means the lands situated in the City of Burlington in the Province of Ontario on which the Building is or will be constructed, and known municipally as 977 Century Drive, Burlington, Ontario.

12. “Lease Proposal” means the written proposal to lease between the Landlord and Tenant with respect to the Premises, dated the 8th day of November, 1993.

13. “Leasehold Improvements” means leasehold improvements in the Premises determined according to common law, and shall include, without limitation, all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed in the Building or on the Lands by or on behalf of the Tenant or any previous occupant of the Premises, including signs and lettering, partitions, doors and hardware however affixed and whether or not movable, all mechanical, electrical and utility installations and all carpeting and drapes with the exception only of furniture and equipment not in the nature of fixtures. Notwithstanding anything contained elsewhere in this Schedule or in this lease, Leasehold Improvements shall not include any services installed by the Tenant required to support its manufacturing services including, without limitation, any dehumidification system, any dust collection systems, compressors, any other HVAC systems (installed by the Tenant) and primary 575 volt electrical service (including transformers and switch gears), which systems shall be classified as Trade Fixtures.

14. “Mortgage” means any and all mortgages, charges, debentures, security agreements, trust deeds, hypothecs or like instruments resulting from any financing, refinancing or collateral financing (including renewals or extensions thereof) made or arranged by the Landlord of its interest in all or any part of the Premises.

15. “Mortgagee” means the holder of, or secured party under, any Mortgage and includes any trustee for bondholders.

16. “Net Rent” means the annual rent payable by the Tenant under Section 2.02.

17. “Person” means any person, firm, partnership or corporation, or any group or combination of persons, firms, partnerships or corporations.

18. “Premises” means the Lands and the Building and includes Leasehold Improvements in or on such premises.

19. “Rent” means the aggregate of Net Rent and Additional Rent.

20. “Taxes” means all taxes, levies, charges, local improvement rates, school assessments (separate and otherwise) and assessments whatsoever assessed or charged against the Building and the Lands or any part thereof by any lawful taxing authority and including any amounts assessed or charged in substitution for or in lieu of any such taxes, but excluding only such taxes as capital gains taxes, corporate, income, profit or excess profit taxes, capital taxes and Federal Large Corporations Tax to the extent such taxes are not levied in lieu of any of the foregoing against the Building or Lands or the Landlord in respect thereof.

21. “Tenant” means the party named as tenant on the first page of this lease.

22. “Term” means the period set out in Section 1.02.

23. “Trade Fixtures” means trade fixtures as determined at common law, but for greater certainty, shall not include: (a) heating, ventilating or air conditioning systems, facilities and equipment in or serving the Building; (b) floor coverings affixed to the floor of the Building; (c) light fixtures; (d) internal stairways and doors; and (e) any fixtures, facilities, equipment or installations installed by or at the expense of the Landlord pursuant to the Lease Proposal or otherwise.

24. “Transfer” means an assignment of this lease in whole or in part, a sublease of all or any part of the Premises, any transaction whereby the rights of the Tenant under this lease or to the Premises are transferred to another, any transaction by which any right of use or occupancy of all or any part of the Premises is conferred upon anyone, any mortgage, charge or encumbrance of this lease or the Premises or any part thereof or other arrangement under which either this lease or the Premises become security for any indebtedness or other obligations and includes any transaction or occurrence whatsoever (including, but not limited to, expropriation, receivership proceedings, seizure by legal process and transfer by operation of law), which has changed or might change the identity of the Persons having lawful use or occupancy of any part of the Premises.

25. “Transferee” means the Person or Persons to whom a Transfer is or is to be made.